Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of December 3, 2012, among PT. Vantage Drilling Company Indonesia (the “Guaranteeing Subsidiary”), a subsidiary of Vantage Drilling Company, a Cayman Islands exempted company (the “Parent”), Offshore Group Investment Limited, a Cayman Islands exempted company (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 25, 2012 providing for the issuance of 7.5% Senior Secured First Lien Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 (“Without Consent of Holders”) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof, and subject to the limitations therein.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

OFFSHORE GROUP INVESTMENT LIMITED, as the Company

By:	/s/ Douglas G. Smith
Name:
Title:

VANTAGE DRILLING COMPANY,
as Parent and as a Guarantor

By:	/s/ Douglas G. Smith
Name:
Title:

PT. VANTAGE DRILLING COMPANY INDONESIA, as Guarantor

By:	/s/ David C. Tait
	Name:	David C. Tait
	Title:	Director

VANTAGE HOLDING HUNGARY KFT, as Guarantor

By:	/s/ Linda Ibrahim
	Name:	Linda Ibrahim
	Title:	Managing Director

By:	/s/ Julia Varga
	Name:	Julia Varga
	Title:	Managing Director

[Signature Page to First Supplemental Indenture]

VANTAGE INTERNATIONAL MANAGEMENT CO., as Guarantor

By:	/s/ Douglas G. Smith

	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLING NETHERLANDS BV, as Guarantor

By:	/s/ Linda Jovana Ibrahim

	Name:	Linda Jovana Ibrahim
	Title:	Managing Director A

By:	/s/ TMF Management B.V.

	Name:	TMF Management B.V.
	Title:	Managing Director B

P2021 RIG CO., as Guarantor

By:	/s/ Douglas G. Smith

	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

P2020 RIG CO., as Guarantor

By:	/s/ Douglas G. Smith

	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLER I CO, as Guarantor

By:	/s/ Douglas G. Smith

	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

VANTAGE DRILLER II CO, as Guarantor

By:	/s/ Douglas G. Smith

	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLER III CO, as Guarantor

By:	/s/ Douglas G. Smith

	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

VANTAGE DRILLER IV CO., as Guarantor

By:	/s/ Douglas G. Smith

	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

SAPPHIRE DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith

	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

EMERALD DRILLER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith

	Name:	Douglas G. Smith
	Title:	Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

VANTAGE HOLDINGS MALAYSIA I CO., as Guarantor

By:	/s/ Douglas G. Smith

Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING (MALAYSIA) I SDN. BHD., as Guarantor

By:	/s/ Ronald Nelson

Name: Ronald Nelson
Title: Director

VANTAGE DRILLING LABUAN I LTD., as Guarantor

By:	/s/ Ronald Nelson

Name: Ronald Nelson
Title: Director

DRAGONQUEST HOLDINGS COMPANY, as Guarantor

By:	/s/ Douglas G. Smith

Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DRILLING POLAND – LUXEMBOURG BRANCH, as Guarantor

By:	/s/ Ian Foulis

Name: Ian Foulis
Title: Branch Manager

[Signature Page to First Supplemental Indenture]

VANTAGE HOLDINGS CYPRUS ODC LIMITED, as Guarantor

By:	/s/ Mark Howell

Name: Mark Howell
Title: Director

VANTAGE DEEPWATER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith

Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DEEPWATER DRILLING INC., as Guarantor

By:	/s/ Douglas G. Smith

Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

TUNGSTEN EXPLORER COMPANY, as Guarantor

By:	/s/ Douglas G. Smith

Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

VANTAGE DELAWARE HOLDINGS, LLC, as Guarantor

By:	/s/ Douglas G. Smith

Name: Douglas G. Smith
Title: Chief Financial Officer and Treasurer

[Signature Page to First Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano

Name: Patrick T. Giordano
Title: Vice President

[Signature Page to First Supplemental Indenture]